CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 250,000 additional shares of Universal Security Instruments, Inc.'s common stock to the Non-Qualified Stock Option Plan of our reports dated May 21, 2001 with respect to the financial statements of the Joint Venture (Name withheld and filed separately with the Securities and Exchange Commission), included in the Annual Report (Form 10-K) of Universal Security instruments, Inc. for the year ended March 31, 2001, filed with the Securities and Exchange Commission.


Ernst & Young
Hong Kong, China
February 1, 2002